Exhibit 23.11

Wood Canada Limited, formerly known as Amec Foster Wheeler Americas Limited

March 27, 2019

TO:	Seabridge Gold Inc. United States Securities and Exchange Commission
Re:	Seabridge Gold Inc. (the “Company”) Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016 (the “Report”)

In connection with the Company’s Annual Report on Form 40-F (the “40-F”), to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, Greg Gosson, the undersigned, on behalf Wood Canada Limited, formerly known as Amec Foster Wheeler Americas Limited (Wood), hereby:

1.	consent to the use of any extracts from or a summary of content prepared by Wood from the Report in the 40-F;

2.	consent to the use of Wood’s name and references to the Report, or portions thereof prepared by Wood, in the 40-F and to the inclusion or incorporation by reference of information derived from content prepared by Wood from the Report in the 40-F;

Yours truly,

/s/ Greg Gosson
Greg Gosson, Manager, Consulting Canada Wood Canada Limited